EXHIBIT 23.1

RONALD R. CHADWICK, P.C.
Certified Public Accountant
2851 South Parker Road, Suite 720
Aurora, Colorado 80014
Telephone (303)306-1967
Fax (303)306-1944

November 9, 2010

CONSENT OF INDEPENDENT AUDITOR

As independent certified public accountants, we hereby consent to the incorporation by reference in the registration statement on Form S-8 of our report dated September 20, 2010 and the audited financial statements for Time Associates, Inc. for the fiscal years ended June 30, 2010 and 2009.

/s/ RONALD R. CHADWICK, P.C.

Aurora, Colorado